POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT

I, **Mark Graczyk**, have made, constituted and appointed, and by these presents do make, constitute and appoint Christopher P. Donnini or Christopher A. Head, true and lawful attorney(s) for me and in my name, place and stead, to prepare, execute and file with the Securities and Exchange Commission, National Association of Securities Dealers, or any other appropriate regulatory or administrative agencies any and all forms, statements or reports which may be required with respect to reporting my beneficial ownership of securities of Moog Inc (the "Company"), including, without limitation, the statements entitled "Initial Statement of Beneficial Ownership of Securities" on Form 3, "Statement of Change in Beneficial Ownership of Securities" on Form 4, and "Annual Statement of Beneficial Ownership of Securities" on Form 5 required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, giving and granting unto said attorney(s) full power and authority to do and perform all and every act or thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that the said attorney(s), or his (their) substitute(s) shall lawfully do or cause to be done by virtue thereof.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me. This Power of Attorney shall serve to revoke and replace all prior powers of attorney granted by me with respect the reporting of beneficial ownership of securities issued by the Company.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this date of February 21, 2023.

RANDY C. FAHS
NOTARY PUBLIC-STATE OF NEW YORK
No. 02FA4956682
Qualified in Erie County
My Commission Expires October 02, 2025

(Signature)

Mark Graczyk